Certain information marked by [*] has been omitted in accordance with Item 601(b)(10) of Regulation S-K because it is both not material and is the type of information that the registrant treats as private or confidential. An unredacted copy will be furnished supplementally to the SEC upon request.
TRANSACTION AGREEMENT
TRANSACTION AGREEMENT (the “Agreement”) dated as of September 30, 2024, by and among OCW MAV Holdings, LLC, a Delaware limited liability company (“OMH”), ROF8 OCW Holdings, LLC, a Delaware limited liability company (“ROF8”), OPPS OCW Holdings, LLC, a Delaware limited liability company (“OPPS” and together with OMH and ROF8, collectively, the “Oaktree Parties” and each a “Oaktree Party”), Onity Group Inc., a Florida corporation (f/k/a Ocwen Financial Corporation) (“Onity”), MAV Canopy Holdco I, LLC, a Delaware limited liability company (the “Company”), and, solely for purposes of Sections 3(h) and 3(k) herein, MSR Asset Vehicle LLC, a Delaware limited liability company (“MAV”). Except as the context otherwise requires, each of the Oaktree Parties, Onity and the Company are referred to herein as a “Party” and, collectively, the “Parties”, as applicable. Capitalized terms used, but not otherwise defined in this Agreement, shall have the respective meanings given those terms in the LLC Agreement (as defined below).
R E C I T A L S:
WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of February 9, 2021 (the “Purchase Agreement”), by and among Onity and the Purchasers signatory thereto, Onity issued that certain (a) Senior Secured Note No. 1, dated March 4, 2021, in the principal amount of $99,750,000 in favor of OPPS (“Note No. 1”), (b) Senior Secured Note No. 2, dated March 4, 2021, in the principal amount of $99,750,000 in favor of ROF8 (“Note No. 2”), (c) Senior Secured Note No. 3, dated May 3, 2021, in the principal amount of $42,750,000 in favor of OPPS (“Note No. 3”), (d) Senior Secured Note No. 4, dated May 3, 2021, in the principal amount of $42,750,000 in favor of ROF8 (“Note No. 4” and together with Note No.1, Note No. 2 and Note No. 3, collectively, the “Onity Notes”), (e) Warrant Certificate No. 1, dated March 4, 2021, to ROF8 evidencing warrants to purchase up to 592,384 shares of commons stock of Onity, subject to the terms and conditions set forth therein (“Warrant Certificate No. 1”), (f) Warrant Certificate No. 2, dated March 4, 2021, to OPPS evidencing warrants to purchase up to 592,384 shares of commons stock of Onity, subject to the terms and conditions set forth therein (“Warrant Certificate No. 2”), (g) Warrant Certificate No. 3, dated May 3, 2021, to OPPS evidencing warrants to purchase up to 130,624 shares of commons stock of Onity, subject to the terms and conditions set forth therein (“Warrant Certificate No. 3”), and (h) Warrant Certificate No. 4, dated May 3, 2021, to ROF8 evidencing warrants to purchase up to 130,624 shares of commons stock of Onity, subject to the terms and conditions set forth therein (“Warrant Certificate No. 4” and together with Warrant Certificate No. 1, Warrant Certificate No. 2 and Warrant Certificate No. 3, collectively, the “Warrant Certificates”);
WHEREAS, (i) OMH and Onity are Members (as defined in the LLC Agreement (as defined below)) of the Company and (ii)(x) OMH holds an Interest amounting to a

Percentage Interest of 85% and (y) Onity holds an Interest amounting to a Percentage Interest of 15%;
WHEREAS, OMH and Onity are party to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 2, 2022 (as the same may have been amended from time to time in accordance with the terms and conditions thereof, the “LLC Agreement”);
WHEREAS, Onity’s subsidiary, PHH Corporation (“PHH”), intends to issue and sell senior secured high-yield notes (the “New High Yield Notes”) in an aggregate principal amount of at least $[*] in an unregistered offering pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933 (such transaction, the “High Yield Offering”);
WHEREAS, the New High Yield Notes may be “issued into escrow” which means (i) the New High Yield Notes would initially be issued by either a newly formed subsidiary of Onity or a special purpose entity (such subsidiary or entity, the “Escrow Issuer”), (ii) the proceeds from the issuance and sale of the New High Yield Notes would be placed into escrow pending the consummation of the Interest Redemption (as defined below) and the concurrent payment to Onity of the Estimated Closing Payment (as defined in the Interest Redemption Agreement (as defined below)), (iii) once the Interest Redemption has occurred and Onity has received the Estimated Closing Payment, the proceeds from the New High Yield Notes would be released from escrow and delivered to PHH (such release, the “Escrow Release”) and the Escrow Issuer would merge with and into PHH, with PHH as the survivor and thereupon becoming the issuer of, and obligor under, the New High Yield Notes and related indenture;
WHEREAS, in connection with the Interest Redemption, OMH intends to make a capital contribution to the Company in the amount of the Estimated Closing Payment (as defined in the Interest Redemption Agreement) (the “Contribution”);
WHEREAS, on the issue date of the New High Yield Notes or, in the event the New High Yield Notes are issued in escrow, promptly following the Escrow Release, Onity and PHH intend to use the proceeds from the High Yield Offering and the Estimated Closing Payment (x) first, to repurchase, legally defease, discharge or redeem in full all of the outstanding 7.875% Senior Secured Notes due 2026 of PHH Mortgage Corporation, Onity’s subsidiary (“PMC” and such notes, the “PMC Notes” and, such repurchase, defeasance, discharge or redemption, the “PMC Notes Redemption”), and (y) second, to the extent of the remaining proceeds, to redeem the outstanding Onity Notes pursuant to and in accordance with the terms of the Purchase Agreement, as amended by Amendment No. 1 to the Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement Amendment”, any such redemption, an “Onity Notes Redemption”, and the transactions described in the foregoing clauses (x) and (y), the “Notes Redemption”) and, solely after all outstanding Onity Notes have been redeemed, for general corporate purposes;

WHEREAS, Onity intends to use all proceeds from the Interest Redemption to consummate an Onity Notes Redemption and, solely after all outstanding Onity Notes have been redeemed, for general corporate purposes;
WHEREAS, in return for the Oaktree Parties agreeing to (i) amend the Purchase Agreement to permit the issuance and sale of the New High Yield Notes and to amend the terms of the redemption provisions therein with respect to the Onity Notes, (ii) amend the Warrant Certificate, (iii) participate as an investor in the High Yield Offering and (iv) effectuate the Interest Redemption and the other transactions described herein, Onity intends to pay OCM FIE LLC (“OCM FIE”) or its designee a transaction fee in cash (the “Transaction Fee”) in an amount set forth in a letter agreement between OCM FIE and Onity (the “Transaction Fee Letter”);
WHEREAS, in connection with, and subject to, the concurrent consummation of the High Yield Offering and the consummation of the PMC Notes Redemption and any required Onity Notes Redemption, the Company desires to redeem from Onity, and Onity desires to sell and transfer to the Company, Onity’s Interest, pursuant to and in accordance with the terms of that certain Redemption Agreement attached hereto as Exhibit B (the “Interest Redemption Agreement” and such transaction, the “Interest Redemption”);
WHEREAS, in connection with, and in furtherance of, the Interest Redemption, attached hereto as (i) Exhibit C is the form of that certain Amended and Restated Subservicing Agreement (the “A&R SSA”) amending and restating that certain Subservicing Agreement, dated as of May 3, 2021, by and between PMC and MAV (as amended from time to time, the “SSA”), (ii) Exhibit D is the form of that certain Amendment to Warrant Certificates, to be entered into by and between Onity and each of ROF8 and OPPS, which will amend each of the Warrant Certificates as provided therein (each, a “Warrant Certificate Amendment” and collectively the “Warrant Certificate Amendments”), (iii) Exhibit E is the form of that certain Omnibus Amendment, to be entered into by and among Oaktree Real Estate Opportunities Fund VIII, L.P., Oaktree Opportunities Fund XI Holdings (Delaware), L.P., Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. and the other parties thereto (as may be amended following the date hereof by the mutual agreement of the Parties, the “Omnibus Amendment”) and (iv) Exhibit F is the form of that certain Side Letter, to be entered into by and among Onity, the Company and MAV (the “Side Letter”); and
WHEREAS, the Parties desire to set forth their agreement with respect to the terms and conditions governing the entry into each of the Purchase Agreement Amendment, the Transaction Fee Letter, the Interest Redemption Agreement, the A&R SSA, the Warrant Certificate Amendments, the Omnibus Amendment and the Side Letter (collectively, the “Transaction Agreements”).
NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:
1.Defined Terms.
(a)“Acceptable High Yield Offering” means [*].

(b)“Affiliate” means, with respect to any Person, any Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. Notwithstanding the foregoing: Brookfield Asset Management Inc. together with its subsidiaries, managed funds and accounts and affiliated holding companies (other than Oaktree Capital Group, LLC and its direct or indirect subsidiaries and any managed funds and accounts managed by any such subsidiary) (“Brookfield”) shall be deemed not to be “Affiliates” of OMH or Oaktree for any purpose hereunder.
(c)“ASA” means the Administrative Services Agreement, dated as of May 3, 2021, by and between Onity and MAV, as amended from time to time.
(d)“Business Day” means any day other than Saturday, Sunday, any day that is a legal holiday in the State of California or New York or any other day on which banking institutions in California or New York are authorized to close. For the avoidance of doubt, any reference to “day(s)” (and not “Business Days”) in this Agreement means calendar days.
(e)“Company Approvals” means, with respect to each Company Permit, the consent from, registration, declaration or other Filing with or approval or authorization of the applicable Governmental Authority or Investor pertaining to consummation of the Closing.
(f)“Company Permit” means each Permit set forth on Schedule A.
(g)“Effective Date” shall have the meaning ascribed to such term in the A&R SSA.
(h)“Effective Date UPB” means the unpaid principal balance of all mortgage loans and REO property, the related servicing rights of which are owned by MAV as of the Effective Date.
(i)“Effective Date Onity Serviced Loan” shall have the meaning ascribed to such term in the A&R SSA.
(j)“Equity Securities” means, with regard to any Person, as applicable, (i) any capital stock, voting, partnership, membership, joint venture or other ownership or equity interests, or other share capital of such Person, (ii) any securities of such Person convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership or equity interests, or other share capital (whether voting or non-voting, whether preferred, common or otherwise) of such Person or containing any profit participation features with respect to such Person, (iii) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, partnership, membership, joint venture or other ownership or equity interests, other share capital of such Person or securities containing any profit participation features with respect to such Person or subscribe for or to purchase any securities convertible into or exchangeable for any capital stock, partnership, membership, joint venture or other ownership interests, other share capital of such Person or securities containing any profit participation features with respect to such Person, (iv) any share, unit or membership interest appreciation rights, phantom share rights, contingent interest or other similar rights relating to such Person (including any equity-linked rights or rights, to payments or otherwise, tied to the equity value of such Person) or (v) any Equity Securities of such Person issued or issuable with respect to the securities referred to in clauses (i) through (iv) above in connection with a combination of shares, units or membership interests or recapitalization, exchange, merger, consolidation or other reorganization.
(k)“Fannie Mae” shall have the meaning ascribed to such term in the A&R SSA.
(l)“Freddie Mac” shall have the meaning ascribed to such term in the A&R SSA.
(m)“Governmental Authority” means any United States federal, national, state, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).
(n)“Investor” means Fannie Mae and Freddie Mac.
(o)“Investor Financing Facilities” means the facilities listed on Schedule B.
(p)“Law” means all federal, state and local laws, statutes, rules, regulations, codes, ordinances or other requirements of any Governmental Authority.
(q)“Material Adverse Effect” means any effect, event, change, occurrence, circumstance, state of facts or development that, individually or in the aggregate, has a material adverse effect on the assets, properties, liabilities, business, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of Company or its Subsidiaries to timely consummate the transactions contemplated hereby; provided that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to: (i) conditions or effects that generally affect any of the industries in which the Company and its Subsidiaries operate (including legal and regulatory changes) in the United States; (ii) general economic effects or conditions affecting the United States; (iii) conditions or effects resulting from changes in equity, debt, financial, banking or securities markets in general or market conditions and any disruption thereof and any decline in any market index or any change in prevailing interest rates, in each case in the United States; (iv) conditions or effects resulting from an outbreak, escalation or worsening of hostilities, acts of war (whether or not declared), military actions, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case involving the United States; (v) epidemics, pandemics, acts of God, casualties, earthquakes, storms, hurricanes, tornadoes, severe weather, fires, accidents, floods or other natural or man-made catastrophes; (vi) conditions or effects arising from changes or proposed changes in Laws or GAAP following the date hereof; (vii) the failure to meet any budgets, pro forma amounts, projections or forecasts (provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any circumstance underlying such failure has resulted in or contributed to a Material Adverse Effect); (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement and the Transaction Agreements, including the identity of the Company and its Affiliates (including the Oaktree Parties); and (ix) the Company or its Subsidiaries taking or not taking any action required by this Agreement prior to Closing; provided that in the case of clauses (i)-(vi) above, such effect, event, change, occurrence, circumstance, state of facts or development does not have a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other companies in the same industry.
(r)“Order” means any order, decision, judgment, writ, injunction, decree, award or other determination of any Governmental Authority.
(s)“Pari-Passu Excess Servicing Spread” shall have the meaning ascribed to such term in the A&R SSA.
(t)“Person” means any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.
(u)“Permits” means all permits, licenses, certifications, approvals, registrations, consents, authorizations and exemptions, in each case, issued or granted by a Governmental Authority or Investor.
(v)“Required Facility Approvals” means, with respect to the Investor Financing Facilities, any consent, approval, authorization, or other required action of the Investor, lender, or other counterparty to such Investor Financing Facilities, as may be required pertaining to consummation of the Closing.
(w)“Required Regulatory Approvals” means with respect to the Company Approvals, the consent from, registration, declaration or other Filing with or approval or authorization of (i) each Investor and (ii) each of the applicable Governmental Authorities of each state or territory set forth on Exhibit G with respect to each Company Permit set forth on Schedule A.
(x)“Senior Excess Servicing Spread” shall have the meaning ascribed to such term in the A&R SSA.

(y)“Termination Date” shall have the meaning ascribed to such term in the A&R SSA.
2.Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) and the effectiveness of each of the Transaction Agreements, other than the Purchase Agreement Amendment, the Warrant Certificate Amendments and the Transaction Fee Letter, shall occur remotely via the exchange of documents and signatures on the third (3rd) Business Day following the satisfaction of all conditions for Closing set forth below (other than those conditions that by their terms are to be satisfied at or contemporaneously with the Closing), or on such earlier or later date or at such different location as the Parties shall agree to in writing (the date on which the Closing occurs, the “Closing Date”). Each of the Purchase Agreement Amendment and the Transaction Fee Letter shall be executed and delivered by the parties thereto concurrently with the execution and delivery of this Agreement and shall be in full force and effect as of the date hereof. The Warrant Certificate Amendments shall be executed and delivered by the parties thereto concurrently with the pricing of an Acceptable High Yield Offering and shall be in full force and effect as of such date.
(a)The obligations of the Oaktree Parties hereunder in connection with the Closing are subject to the following conditions being met:
(i)Representations & Warranties:
(A)the representations and warranties set forth in Section 4(b)(iii) and Section 4(b)(iv), for such purposes disregarding any materiality or similar qualification therein, shall be true and correct as of the date hereof and on the Closing Date, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Onity, PHH or PMC to consummate the transactions contemplated by (or perform its obligations under) any Transaction Agreement to which it is a party;
(B)the representations and warranties set forth in Section 4(b)(i) and Section 4(b)(ii), for such purposes disregarding any materiality or similar qualification therein, shall be true and correct in all material respects as of the date hereof and on the Closing Date; and
(C)the representations of Onity or PMC, as applicable, set forth in each Transaction Agreement, for such purposes disregarding any materiality or similar qualification therein, shall be true and correct as of the Closing Date, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Onity or PMC, as applicable, to consummate the transactions contemplated by (or perform its obligations under) any Transaction Agreement to which it is a party.
(ii)Performance of Covenants: Onity shall have performed and complied with, in all material respects, all of their covenants and agreements set forth in this Agreement, required to be performed and complied with by them on or prior to the Closing Date.
(iii)No Material Adverse Effect: There shall have been no Material Adverse Effect since the date hereof.
(iv)Officer’s Certificate: Onity shall have delivered to the Oaktree Parties a certificate, signed by an authorized person of Onity, dated as of the Closing Date, certifying the matters set forth in Sections 2(a)(i)(A), 2(a)(i)(B), 2(a)(i)(C) and 2(a)(ii).
(v)Transaction Agreements: The Oaktree Parties shall have received each of the Transaction Agreements duly executed and delivered by Onity, PMC, and the Lender (as defined in Schedule B), as applicable, and each such Transaction Agreement shall be in full force and effect as of the Closing.
(vi)IRS Form. Onity shall have delivered to the Oaktree Parties a duly completed IRS Form W-9.
(vii)Acceptable High Yield Offering: Prior to or substantially simultaneously with the Closing, (x) PHH or the Escrow Issuer shall have completed an Acceptable High Yield Offering, (y) if the New High Yield Notes are issued into escrow, the Escrow Release Debt shall occur, and (z) Onity and PHH shall apply all proceeds of the High Yield Offering and the Interest Redemption in accordance with Section 3(f).
(b)The obligations of Onity hereunder in connection with the Closing are subject to the following conditions being met:
(i)Representations & Warranties:
(A)the representations and warranties set forth in Section 4(a)(iii) and Section 4(a)(iv), for such purposes disregarding any materiality or similar qualification therein, shall be true and correct as of the date hereof and on the Closing Date, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Oaktree Party to consummate the transactions contemplated by (or perform its obligations under) any Transaction Agreement to which it is a party;
(B)the representations and warranties set forth in Section 4(a)(i) and Section 4(a)(ii), for such purposes disregarding any materiality or similar qualification therein, shall be true and correct in all material respects as of the date hereof and on the Closing Date;
(C) the representations and warranties set forth in Section 4(c)(iii) and Section 4(c)(iv), for such purposes disregarding any materiality or similar qualification therein, shall be true and correct as of the date hereof and on the Closing Date, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s or MAV’s ability, to perform their obligations under this Agreement or any Transaction Agreement to which they are a party; and
(D)the representations and warranties set forth in Section 4(c)(i) and Section 4(c)(ii), for such purposes disregarding any materiality or similar qualification therein, shall be true and correct in all material respects as of the date hereof and on the Closing Date.
(ii)Performance of Covenants: The Oaktree Parties and the Company shall have performed and complied with, in all material respects, all of their respective covenants and agreements set forth in this Agreement, required to be performed and complied with by them on or prior to the Closing Date.
(iii)Officer’s Certificate.
(A)The Oaktree Parties shall have delivered to Onity a certificate, signed by an authorized person of each Oaktree Party, dated as of the Closing Date, certifying the matters set forth in Sections 2(b)(i)(A), 2(b)(i)(B) and 2(b)(ii) with respect to the Oaktree Parties; and
(B)The Company shall have delivered to Onity a certificate, signed by the chief executive officer of the Company, dated as of the Closing Date, certifying the matters set forth in Sections 2(b)(i)(C), 2(b)(i)(D) and 2(b)(ii) with respect to the Company.
(iv)Transaction Agreements: Onity shall have received the Transaction Agreements duly executed and delivered by the Oaktree Parties, the Company, MAV and the Lender (as defined in Schedule B), as applicable, and each such Transaction Agreement shall be in full force and effect as of the Closing.
(v)High Yield Offering. Prior to or substantially simultaneously with the Closing, PHH or the Escrow Issuer shall have completed the High Yield Offering.
(c)The obligations of each Party in connection with the Closing are subject to the following conditions being met:
(i)No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition; and

(ii)With respect to the Required Regulatory Approvals: (1) all such approvals shall have been obtained and (2) all such filings shall have been made.

(iii)With respect to the Required Facility Approvals: (1) all such approvals shall have been obtained, and (2) any required amendments, side letters, or other documentation required in connection with the foregoing shall have been executed.

3.Covenants.

(a)Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement including but not limited to Section 3(b), Onity, the Oaktree Parties and the Company will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Law to consummate the transactions contemplated hereby as promptly as practicable after the date hereof, including the satisfaction of the conditions set forth in Section 2, it being acknowledged and agreed that the obligation to use commercially reasonable efforts hereunder does not require any Person subject to that obligation to commence or threaten to commence any legal action. The Oaktree Parties, Onity and the Company agree that each of them shall, and cause their controlled affiliates to, execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated hereby.
(b)Cooperation; Regulatory Approvals.
(i)Each of the Oaktree Parties and Onity shall (and Onity and OMH shall cause the Company and its Subsidiaries to) reasonably cooperate with the other Parties in connection with all actions to be taken in connection with obtaining all Company Approvals and making all filings, consents, applications, submissions or notices (“Filings”) required in connection with such Company Approvals.
(ii)Without limiting the foregoing, Onity and OMH shall cause the Company and its Subsidiaries to, (i) as promptly as practicable after the date hereof, use reasonable best efforts to take, or cause to be taken, such actions, to provide, or cause to be provided, such information, and to do, or cause to be done, such things as are required to be done by the Company and its Subsidiaries in connection with the preparation of the Filings contemplated by the Company Approvals, (ii) file substantially complete Filings with the relevant Governmental Authorities and Investors as soon as reasonably practicable after the date hereof, provided that each of OMH and Onity shall promptly provide to the Company all information regarding OMH or Onity, as applicable, or any of their respective Affiliates and control persons, officers, directors, members, shareholders, parent companies, investors, and take such actions that are reasonably necessary or requested by any Governmental Entity or Investor in connection with the preparation of such Filings. Each of OMH and Onity shall use reasonable best efforts to cooperate with the Company and its Subsidiaries in connection with the filing or making of the Filings pertaining to the Company Approvals, including by providing information regarding OMH or Onity, as applicable, and their respective Affiliates, control persons, officers, directors, members, shareholders, parent companies, investors, representatives and agents that is required to be included therein, or taking such actions as is required to be taken in connection therewith, as promptly as reasonably practicable following a request by the Company, and promptly reviewing and providing any comments on all such draft Filings (or any related correspondence sent to any Governmental Authority or Investor by the Company or any of its Subsidiaries) sent to OMH or Onity (or their respective legal counsel) for review.
(iii)Each of Onity and the Oaktree Parties shall keep each other Party reasonably apprised of the status of matters relating to the consummation of the transactions contemplated hereby and work cooperatively in connection with obtaining the Company Approvals, including: (i) cooperating with each other in connection with all Filings required under applicable Laws in connection with the transactions contemplated hereby; (ii) furnishing to the other party all information within its possession or control or otherwise reasonably obtainable that is required for any Filing to be made by the other party pursuant to applicable Laws in connection with the transactions contemplated hereby; (iii) promptly notifying the other party of any communications from or with any Governmental Authority or Investor with respect to the transactions contemplated hereby; (iv) using commercially reasonable efforts to respond as soon as reasonably practicable (but in all events within five (5) Business Days) to any request by a Governmental Authority or Investor for information with respect to the transactions contemplated hereby; (v) not agreeing to participate in any meeting with any Governmental Authority or Investor in connection with proceedings under or relating to applicable Laws in connection with the transactions contemplated hereby, unless it consults with the other party in advance, and, to the extent permitted by such Governmental Authority or Investor, gives the other party the opportunity to attend and participate thereat; and (vi) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with the Company Approvals. Without limiting the foregoing, any Filings or written communications to any Governmental Authority or Investor relating to the Company Approvals or the transactions contemplated hereby that sets forth the proposed Closing Date will require the prior written consent of the Oaktree Parties and Onity.
(iv)Without limiting the foregoing, the Oaktree Parties and Onity acknowledge that receipt of the Company Approval with respect to any related Company Permit may be waived by the mutual agreement of the Oaktree Parties and Onity, such consent not to be unreasonably withheld, delayed or conditioned, if all of the conditions to Closing set forth in Section 2 have theretofore been satisfied or are reasonably capable of being satisfied on or prior to the proposed Closing Date, including the satisfaction of the requisite Required Regulatory Approvals. The Oaktree Parties and Onity agree that if any such Company Approval is waived, the applicable Company Permit shall be surrendered by the Company or its applicable Subsidiary prior to Closing, and the Company or its applicable Subsidiary shall apply for a new Permit following Closing.

(c)Conduct Pending Closing. From the date hereof until the earlier of the Closing and such time as this Agreement is terminated in accordance with Section 5, the Company shall, and shall cause its Subsidiaries to, conduct its businesses and operate and maintain its assets and properties in the ordinary course of business (consistent with past practice) in all material respects, except as (x) required by applicable Law or (y) in accordance with the terms of the LLC Agreement. Notwithstanding the foregoing, from the date hereof until the earlier of (a) the Closing Date or (b) November 30, 2024, the Company shall not, and the Company shall cause its Subsidiaries not to, declare, set aside or pay any distribution or dividend.
(d)Oaktree Anchor Order. Subject to the terms and conditions of this Agreement, the Oaktree Parties shall, or shall cause one or more of their Affiliates to, place an order in the High Yield Offering for an aggregate principal amount set forth in the Transaction Fee Letter, provided that such High Yield Offering is an Acceptable High Yield Offering.
(e)Closing Deliveries.
(i)The Oaktree Parties shall deliver, or shall cause to be delivered, to Onity at the Closing: (x) each Transaction Agreement to which any Oaktree Party is a party, duly executed by the applicable Oaktree Parties, and (y) the certificate contemplated under Section 2(b)(iii)(A).
(ii)Onity shall deliver, or shall cause to be delivered, to the Oaktree Parties and the Company, at the Closing: (x) each Transaction Agreement to which Onity or PMC is a party, duly executed by Onity and/or PMC, as applicable, (y) the certificate contemplated under Section 2(a)(iv) and (z) the form described under Section 2(a)(vi).
(iii)The Company shall deliver, or shall cause to be delivered, to the Oaktree Parties and Onity, at the Closing: (x) each Transaction Agreement to which the Company or MAV is a party, duly executed by the Company and/or MAV, as applicable, and (y) the certificate contemplated under Section 2(b)(iii)(B).
(f)Use of Proceeds. Onity shall, and shall cause PHH to, use the proceeds from (i) the High Yield Offering solely (x) first, to consummate the PMC Notes Redemption, (y) second, to the extent of any remaining proceeds, to effectuate an Onity Notes Redemption pursuant to and in accordance with the terms of the Purchase Agreement, as amended by the Purchase Agreement Amendment, and, (z) third, solely after all outstanding PMC Notes and Onity Notes have been repurchased, redeemed, discharged, or legally defeased in full, for general corporate purposes, including to pay fees and expenses in connection with the transactions contemplated by this Agreement, and (ii) the Estimated Closing Payment solely to effectuate an Onity Notes Redemption pursuant to and in accordance with the terms of the Purchase Agreement, as amended by the Purchase Agreement Amendment.
(g)[*]
(h)Post-Closing Onity Release. [*]
(i)Right of First Offer. From the Effective Date until the Termination Date, if PMC or any of its Affiliates seeks to sell, directly or indirectly, (x) any Fannie Mae or Freddie Mac servicing rights that are aged greater than 90 days, or (y) any Pari-Passu Excess Servicing Spread or Senior Excess Servicing Spread classified as debt on PMC’s balance sheet (for the avoidance of doubt, no other excess spread arrangement shall be subject to this Section 3(g)) (“Servicing Rights”), it shall offer such Servicing Rights in accordance with the following procedure:
[*]

(a)ASA. [*]

(b)Lockout Period. PMC shall have the exclusive right to service all Effective Date Onity Serviced Loans pursuant to the A&R SSA prior to the Termination Date. Without the prior written consent of PMC, with respect to each time period set forth below, MAV shall only be permitted to transfer or otherwise dispose of the percentage (as reflected opposite such time period in the table below) of servicing rights owned by MAV (as measured by Effective Date UPB) :

Time period:	Percentage of Effective Date UPB that MAV can sell without PMC consent right:
From and including the date hereof through and excluding the date that is 6 months after the date hereof (the “1st Period”);	0%
From an including the date immediately succeeding the last day of the 1st Period, to and excluding that date that is [*] after such date (the “2nd Period”);	25%
From an including the date immediately succeeding the last day of the 2nd Period, to and excluding that date that is [*] after such date (the “3rd Period”);	50%

From an including the date immediately succeeding the last day of the 3rd Period, to and excluding that date that is [*] after such date (the “4th Period”);	75%
From and after the date immediately succeeding the last day of the 4th Period.	100%

4.Representations & Warranties of the Parties.
(a)Each Oaktree Party represents and warrants, severally and not jointly, to Onity and the Company:
(i)Organization & Good Standing: Such Oaktree Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Such Oaktree Party is licensed, qualified and in good standing, and is duly authorized and qualified to transact, in each case, (a) to carry on its business as currently conducted, and (b) any and all business contemplated by this Agreement and each Transaction Agreement to which it is a party to the extent necessary to perform its obligations under this Agreement and each Transaction Agreement to which it is a party, in each case except where the failure to possess such qualifications or licenses would not reasonably be expected to have a material adverse effect on such Oaktree Party or the ability of such Oaktree Party to perform under this Agreement or any Transaction Agreement to which it is a party. Such Oaktree Party has the power and authority to make, execute, deliver and perform this Agreement (or will have with respect to each Transaction Agreement to which it is a party), and perform all of the transactions contemplated to be performed by it under this Agreement and each Transaction Agreement to which it is a party, and has taken (or will take) all necessary action to authorize the execution, delivery and performance of this Agreement and each Transaction Agreement to which it is a party. When executed and delivered by each Party hereto, this Agreement and each Transaction Agreement to which it is a party will constitute the legal, valid and binding obligation of such Oaktree Party, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(ii)No Violations. Subject to receipt of the Company Approvals and any Investor approvals contemplated by the Transaction Agreements, the execution, delivery and performance of this Agreement and each Transaction Agreement to which it is a party by such Oaktree Party, will not violate any provision of any existing Law or Order of any court applicable to such Oaktree Party, except for violations that would not reasonably be expected to materially and adversely affect such Oaktree Party’s ability to perform its obligations under this Agreement or any Transaction Agreement to which it is a party.
(iii)Litigation. No litigation or administrative proceeding before any court, tribunal or governmental body is currently pending or to the knowledge of such Oaktree Party threatened against such Oaktree Party or with respect to this Agreement or any Transaction Agreement to which it is a party, which would be reasonably likely to impair materially the ability of such Oaktree Party to perform under the terms of this Agreement or any Transaction Agreement to which it is a party.
(iv)No Consents. Except with respect to the Company Approvals and any Investor approvals contemplated by the Transaction Agreements, such Oaktree Party is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Transaction Agreement to which it is a party, except such as have been obtained or made or as to which the failure to obtain or make would not reasonably be expected to materially adversely affect the ability of such Oaktree Party to perform its obligations hereunder or thereunder.
(b)Onity represents and warrants to the Oaktree Parties and the Company:
(i)Organization & Good Standing: Onity is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and PMC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each of Onity and PMC is licensed, qualified and in good standing, and is duly authorized and qualified to transact, in each case, (a) to carry on its business as currently conducted, and (b) any and all business contemplated by this Agreement and each Transaction Agreement to which it is a party to the extent necessary to perform its obligations under this Agreement and each Transaction Agreement to which it is a party, in each case except where the failure to possess such qualifications or licenses would not reasonably be expected to have a material adverse effect on Onity and its Subsidiaries, taken as a whole, or the ability of Onity or PMC to perform under this Agreement or any Transaction Agreement to which it is a party. Each of Onity and PMC has the corporate power and authority to make, execute, deliver and perform this Agreement (or will have with respect to each Transaction Agreement to which it is a party), and perform all of the transactions contemplated to be performed by it under this Agreement and each Transaction Agreement to which it is a party, and has taken (or will take) all necessary action to authorize the execution, delivery and performance of this Agreement and each Transaction Agreement to which it is a party. When executed and delivered by each Party hereto, this Agreement and each Transaction Agreement to which it is a party will constitute the legal, valid and binding obligation of Onity or PMC, as applicable, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(ii)No Violations. Subject to receipt of the Company Approvals and any Investor approvals contemplated by the Transaction Agreements, the execution, delivery and performance by each of Onity and PMC, as applicable, of this Agreement and each Transaction Agreement to which it is a party will not violate any provision of any existing Law or Order of any court applicable to Onity or PMC, as applicable, except for violations that would not reasonably be expected to materially and adversely affect Onity’s or PMC’s ability to perform its obligations under this Agreement or any Transaction Agreement to which it is a party.
(iii)Litigation. No litigation or administrative proceeding before any court, tribunal or governmental body is currently pending or to the knowledge of Onity threatened against Onity or PMC or with respect to this Agreement or any Transaction Agreement to which Onity or PMC is a party, which would be reasonably likely to impair materially the ability of Onity or PMC to perform under the terms of this Agreement or any Transaction Agreement to which it is a party.
(iv)No Consents. Except with respect to the Company Approvals and any Investor approvals contemplated by the Transaction Agreements, neither Onity nor PMC is required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Transaction Agreement to which it is a party, except such as have been (or will be) obtained or made or as to which the failure to obtain or make would not reasonably be expected to materially adversely affect the ability of Onity or PMC to perform all obligations hereunder or thereunder.
(c)The Company represents and warrants to the Oaktree Parties and Onity:
(i)Organization & Good Standing: The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and MAV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Each of the Company and MAV is licensed, qualified and in good standing, and is duly authorized and qualified to transact, in each case, (a) to carry on its business as currently conducted, and (b) any and all business contemplated by this Agreement and each Transaction Agreement to which it is a party to the extent necessary to perform its obligations under this Agreement and each Transaction Agreement to which it is a party, in each case except where the failure to possess such qualifications or licenses would not reasonably be expected to have a Material Adverse Effect. Each of the Company and MAV has the power and authority to make, execute, deliver and perform this Agreement (or will have with respect to each Transaction Agreement to which it is a party), and perform all of the transactions contemplated to be performed by it under this Agreement and each Transaction Agreement to which it is a party, and has taken (or will take) all necessary action to authorize the execution, delivery and performance of this Agreement and each Transaction Agreement to which it is a party. When executed and delivered by each Party hereto, this Agreement and each Transaction Agreement to which it is a party will constitute the legal, valid and binding obligation of the Company or MAV, as applicable, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(ii)No Violations. Subject to receipt of the Company Approvals and any Investor approvals contemplated by the Transaction Agreements, the execution, delivery and performance by each of the Company and MAV, as applicable, of this Agreement and each Transaction Agreement to which it is a party will not violate any provision of any existing Law or Order of any court applicable to the Company or MAV, as applicable, except for violations that would not reasonably be expected to have a Material Adverse Effect.
(iii)Litigation. No litigation or administrative proceeding before any court, tribunal or governmental body is currently pending or to the knowledge of the Company threatened against the Company or MAV or with respect to this Agreement or any Transaction Agreement to which the Company or MAV is a party, which would be reasonably likely to have a Material Adverse Effect.
(iv)No Consents. Except with respect to the Company Approvals and any Investor approvals contemplated by the Transaction Agreements, neither the Company nor MAV is required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Transaction Agreement to which it is a party, except such as have been (or will be) obtained or made or as to which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect.
5.Tax Matters
(a)Withholding. The Company, OMH and any agent, representative or Affiliate thereof, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable tax law. If the Company, OMH or any agent, representative or Affiliate thereof believes in good faith that it is obligated under applicable tax law to deduct or withhold any Taxes from consideration payable under this Agreement (other than with respect to any withholding obligation as a result of the failure of Onity to provide an the IRS Form W-9 pursuant to Section 2(a)(v)), then OMH or the

Company, as applicable, shall use commercially reasonable efforts to promptly notify Onity in writing prior to any such deduction or withholding, and shall use commercially reasonable efforts to give Onity a reasonable opportunity to (i) discuss with OMH or the Company, as applicable, in good faith the basis for any such deduction or withholding and (ii) reduce or eliminate any such deduction or withholding, including by providing (or causing to be provided) a certificate or other documentary evidence establishing an exemption or reduction of deduction or withholding. To the extent that amounts are so withheld and remitted to the applicable governmental authority, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made.
(b)Tax Treatment. The Parties acknowledged and agree that, for U.S. federal, and applicable state and local, income tax purposes, the Contribution and the Interest Redemption, take together, are intended to be treated as (x) with respect to Onity, a sale or exchange of interests in the Company under Section 741 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and (y) with respect to OMH, an acquisition of the assets of the Company, in a transaction described in Revenue Ruling 99-6, Situation 1, 1999-1 CB 432 (the “Intended Tax Treatment”). No party shall take a position inconsistent with the Intended Tax Treatment on any tax return or in any proceeding, unless required by a change in applicable law or a “final determination” as defined in Section 1313 of the Code.
6.Termination.
(a)This Agreement may be terminated on or prior to the Closing as follows:
(i)By mutual written agreement of Onity and the Oaktree Parties;
(ii)Either Onity or the Oaktree Parties may terminate this Agreement if the Closing Date shall not have occurred on or before February 1, 2025 (the “Outside Date”); provided, however, that (x) Onity shall not have the right to terminate this Agreement pursuant to this Section 6(a)(ii) if the Closing Date fails to occur on or before the Outside Date, and such failure is attributable to a material breach by Onity or PMC, as applicable, of its representations, warranties, covenants or agreements contained in this Agreement or any Transaction Agreement, and (y) the Oaktree Parties shall not have the right to terminate this Agreement pursuant to this Section 6(a)(ii) if the Closing Date fails to occur on or before the Outside Date, and such failure is attributable to a material breach by any Oaktree Party of its representations, warranties, covenants or agreements contained in this Agreement; provided further, if, as of the date that is five (5) Business Day prior to the Outside Date, any Required Regulatory Approvals have not been obtained, and all other conditions in Section 2 have theretofore been satisfied or are reasonably capable of being satisfied on or prior to the Outside Date, then either the Oaktree Parties or Onity may, by written notice to the other Party, extend the Outside Date for up to an additional thirty (30) days in order to obtain such outstanding Required Regulatory Approvals;
(iii)Either Onity or the Oaktree Parties may terminate this Agreement if (A) any Governmental Authority or Investor which must grant a Required Regulatory Approval has denied such approval and such denial has become final and nonappealable or (B) any Governmental Authority or Investor shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Closing;
(iv)Onity may terminate this Agreement (if Onity or PMC, as applicable, is not then in breach of its representations, warranties, covenants or agreements under this Agreement or any Transaction Agreement so as to cause any of the conditions set forth in Sections 2(a)(i), 2(a)(ii), 2(c)(i), or 2(c)(ii) not to be satisfied), upon written notice to the Oaktree Parties, if there has been a violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Oaktree Parties or the Company contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 2(b)(i), 2(b)(ii), 2(c)(i), or 2(c)(ii) not to be satisfied, and such violation, breach or inaccuracy has not been waived by Onity or cured by the Oaktree Parties or the Company, as applicable, within twenty (20) Business Days after receipt by the Oaktree Parties and the Company of written notice thereof from Onity; provided, that if such written notice is received by the Oaktree Parties and the Company within twenty (20) Business Days of the Outside Date and such violation, breach or inaccuracy is capable of being cured within twenty (20) Business Days, then the Outside Date shall automatically be extended to the date that is twenty (20) Business Days following receipt of such written notice by the Oaktree Parties and the Company; or
(v)The Oaktree Parties may terminate this Agreement (if the Oaktree Parties are not then in breach of their respective representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Sections 2(b)(i), 2(b)(ii), 2(c)(i), or 2(c)(ii) not to be satisfied), upon written notice to Onity, if there has been a violation, breach or inaccuracy of any representation, warranty, covenant or agreement of Onity or PMC contained in this Agreement or any Transaction Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Sections 2(a)(i), 2(a)(ii), 2(c)(i), or 2(c)(ii) not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Oaktree Parties or cured by Onity or PMC, as applicable, within twenty (20) Business Days after receipt by Onity and PMC of written notice thereof from the Oaktree Parties; provided, that if such written notice is received by Onity and PMC within twenty (20) Business Days of the Outside Date and such violation, breach or inaccuracy is capable of being cured within twenty (20) Business Days, then the Outside Date shall automatically be extended to the date that is twenty (20) Business Days following receipt of such written notice by Onity and PMC.
(b)Effect of Termination. If this Agreement is terminated by the Parties in accordance with Section 6(a) hereof, this Agreement shall become void and of no further force and effect and there shall be no liability on the part of any Party to any other Party, except that (i) the provisions of this Section 6(b) and Sections 6(c), 9, 10, 11, 12, 13, 14, 15 and 16 shall remain in full force and effect and (ii) no such termination shall relieve any Party of material and willful breach of this Agreement prior to termination.
(c)Fees and Expenses. [*]
7.Specific Performance. Each of the Parties agree that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that the Parties would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at Law, a non-breaching Party shall be entitled to injunctive relief without the posting of any bond to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof; provided that, no Person other than Onity or PMC may bring a claim to cause Oaktree Parties to effect the Closing.
8.Notice. All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the mailing thereof, sent by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, or if sent by email, on the date of transmission (provided, that notices sent by email shall only be effective upon transmission if such notices are also delivered via nationally recognized overnight delivery service within one (1) Business Day of such email transmission).
(a)If to Onity:
Onity Group Inc.
1661 Worthington Road, Suite 100

West Palm Beach, FL  33409
Attn: Aaron Wade
E-Mail Address: [*]
and a copy to:
General Counsel, Onity Group Inc.
1661 Worthington Road, Suite 100
West Palm Beach, FL  33409
Attn: Joseph Samarias
E-Mail Address: [*]

and a copy to:
Mayer Brown
1999 K Street NW
Washington, DC 20006
Attn: Lauren B. Pryor
E-Mail Address: lpryor@mayerbrown.com
(b)If to the Oaktree Parties or the Company:
c/o Oaktree Capital Management, L.P.
333 S. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attn:     Cary Kleinman and Jordan Mikes
E-Mail Address:    [*]; [*]
and a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn:     Kenneth M. Schneider, Esq. and Brian Bolin, Esq.
E-Mail Address:     kschneider@paulweiss.com;
bbolin@paulweiss.com
9.Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto and their successors and permitted assigns any rights, obligations, remedies or liabilities; provided that the Non-Recourse Parties shall be express third party beneficiaries of Section 16.
10.Entire Agreement; Amendments. This Agreement and the Transaction Agreements, including all documents, exhibits and schedules incorporated by reference herein or therein, constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersedes all prior agreements, written or oral, with respect thereto. This Agreement and any schedules hereto may be amended only if such amendment is agreed to in writing by the Parties.

11.Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT: (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.
12.Waiver. Onity or the Oaktree Parties may, by written notice to the other, waive compliance with any of the terms, conditions or covenants required to be complied with by the other hereunder; and waive or modify performance of any of the obligations of the other hereunder. The waiver by Onity or the Oaktree Parties of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
13.WAIVER OF TRIAL BY JURY. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
14.Headings. Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.
15.Counterparts. This Agreement may be executed in one or more counterparts and by the different Parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns. A signature on a copy of this Agreement received by either Party by facsimile or portable document format (PDF) is binding upon the other Party as an original.  The Parties shall treat a photocopy of such facsimile or PDF as a duplicate original. The Parties agree that a secured electronic signature process is acceptable and binding. This Agreement may be executed by providing an electronic signature under the terms of the Electronic Signatures Act, 15 U.S.C. § 7001 et. seq., and may not be denied legal effect solely because it is in electronic form or permits the completion of the business transaction referenced herein electronically instead of in person.

16.Non-Recourse. Notwithstanding anything in this Agreement to the contrary, this Agreement may only be enforced against, and any action for breach of such Agreement may only be made against, in each case, a Person who is expressly identified as a party to this Agreement and their respective successors and permitted assigns, and none of the current or former officers and directors, members, managers, agents, employees, partners, equityholders, advisors or representatives of such Persons or any of their respective Affiliates (including direct or indirect equityholders of Onity or any Oaktree Party or any of their respective Affiliates or any investment fund, vehicle or holding company that is directly or indirectly affiliated with, or managed or advised by, any of the foregoing Persons) (each, a “Non-Recourse Party”) who are not parties to this Agreement, shall have any obligation or liability for any losses, liabilities, damages or obligations of any kind of any of the parties to this Agreement (whether in tort, contract or otherwise) for breach of the Agreement, or be considered a successor or assign of any Party for any purpose hereunder. No Person shall have any rights of recovery in respect of the Agreement against any Non-Recourse Party that is not party to the Agreement, and no personal liability shall attach to any Non-Recourse Party that is not party to the Agreement through any affiliated Person who is party hereto, or otherwise, whether by or through attempted piercing of the corporate veil, by or through an action (whether in tort, contract or otherwise), by the enforcement of any judgment, fine or penalty or by virtue of any statute, regulation or other applicable Law or otherwise.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Transaction Agreement to be executed as of the date first above written.

ONITY GROUP INC.

By:    /s/ Sean B. O’Neil
Name:    Sean B. O’Neil
Title:    Chief Financial Officer

OCW MAV HOLDINGS, LLC

By:     Oaktree Fund GP, LLC
Its:     Manager

By:     Oaktree Fund GP I, L.P.
Its:     Managing Member

By:    /s/ Cary Kleinman
Name: Cary Kleinman
Title:    Authorized Signatory

By:    /s/ Jordan Mikes
Name: Jordan Mikes
Title:    Authorized Signatory

ROF8 OCW HOLDINGS, LLC

By:     Oaktree Fund GP, LLC
Its:     General Partner

By:     Oaktree Fund GP I, L.P.
Its:     Managing Member

By:    /s/ Cary Kleinman
Name: Cary Kleinman
Title:    Authorized Signatory

By:    /s/ Jason Keller
Name: Jason Keller
Title:    Authorized Signatory

OPPS OCW HOLDINGS, LLC

By:     Oaktree Fund GP, LLC
Its:     General Partner

By:     Oaktree Fund GP I, L.P.
Its:     Managing Member

By:    /s/ Jordan Mikes
Name:    Jordan Mikes
Title:    Authorized Signatory

By:    /s/ Dante Quazzo
Name:     Dante Quazzo
Title:    Authorized Signatory

MAV CANOPY HOLDCO I, LLC

By:     Oaktree Fund GP, LLC
Its:     General Partner

By:     Oaktree Fund GP I, L.P.
Its:     Managing Member

By:    /s/ Jordan Mikes
Name:    Jordan Mikes
Title:    Authorized Signatory

By:    /s/ Dante Quazzo
Name:     Dante Quazzo
Title:    Authorized Signatory

MSR ASSET VEHICLE LLC

By:    /s/ Nikhil Malik
Name:    Nikhil Malik
Title:    President and CEO

SCHEDULE A

COMPANY PERMITS

[*]

SCHEDULE B

INVESTOR FINANCING FACILITIES

[*]

SCHEDULE C

ASA SERVICES; TSA TERMS

[*]

EXHIBIT A

PURCHASE AGREEMENT AMENDMENT

[Filed separately]

EXHIBIT B

INTEREST REDEMPTION AGREEMENT

[Filed separately]

EXHIBIT C

A&R SSA

[*]

EXHIBIT D

AMENDMENT TO WARRANT CERTIFICATES

[Filed separately]

EXHIBIT E

OMNIBUS AMENDMENT

[*]

EXHIBIT F

SIDE LETTER

[*]

EXHIBIT G

REQUIRED REGULATORY APPROVALS

[*]